Exhibit 99.1

For further information, contact:   Jennifer Melsheimer
                                    Investor Relations Manager
                                    847.394.8730

FOR IMMEDIATE RELEASE

                     AMCOL INTERNATIONAL (NYSE:ACO) REPORTS
                38 PERCENT INCREASE IN DILUTED EARNINGS PER SHARE
                          OVER PRIOR YEAR THIRD QUARTER

ARLINGTON HEIGHTS, ILL., Oct. 20, 2003-- AMCOL International Corp. (NYSE:ACO) today reported that third quarter net income was $6.6 million, or $.22 per diluted share, compared with $4.9 million, or $.16 per diluted share, in the prior year quarter. AMCOL reported net sales of $99.5 million for the quarter ended Sept. 30, 2003, compared to $85.2 million for the same period in 2002. Operating profit grew to $9.9 million compared with $7.6 million in the prior-year period. Foreign currency exchange rates had an immaterial effect on sales and earnings per share in the third quarter.

For the nine-month period ended Sept. 30, 2003, net income was $15.3 million, or $.51 per diluted share, compared with $9.5 million, or $.31 per diluted share, in the prior year. Net sales were $272.2 million compared to $221.1 million in the prior-year period. Operating profit was $22.5 compared with $14.4 million for the 2002 period.

Larry Washow, president and chief executive officer said, "During the third quarter we saw continued growth, with highlights in both of our major reporting segments. We again saw strong sales in our environmental segment, especially in our Lining Technologies Group, where demand for our products has been strong domestically and overseas. In our minerals segment, Colin Stewart Minchem, our 2002 acquisition, continued its strong contribution. Our Asia Pacific operations were also solid contributors to the quarter."

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

AMCOL INTERNATIONAL CORP.
Q3 EARNINGS 2003
PAGE 2 OF 9

Washow noted, "We are very pleased to report our sixth consecutive quarter of year-over-year improved revenue and earnings. The Company's results are particularly rewarding in view of the uncertain economy."

SEGMENT DISCUSSIONS

Minerals

The minerals segment, which accounted for approximately 56 percent of consolidated net sales for the 2003 third quarter, reported a sales increase of
18.7 percent, and a 38.1 percent increase in operating profit. General, selling and administrative expenses increased 8.1 percent over the prior year. In year-over-year comparisons for the first nine months, sales increased 26.8 percent, while operating profit increased 54.5 percent.

Washow said, "Driven by continued strong demand for our products in both the domestic and international markets and improved operational efficiency, we have seen growth in both the top and bottom lines. We have benefited from our position in the global metalcasting market, in part due to our enhanced product line. Our ongoing cost improvements for our pet products group, have enabled us to deliver better gross margins."

Environmental

The Company's environmental segment, which accounted for approximately 38 percent of AMCOL's net sales for the third quarter 2003, registered a 20.5 percent increase in operating profit on a 15.2 percent increase in sales as compared with the third quarter of the previous year. For the nine-months ended Sept. 30, 2003, operating profit increased 29.7 percent while net sales increased 20 percent from the prior-year period.

Washow noted, "Our environmental segment again registered strong profitability and growth fueled by the performance of the Lining Technologies and our European operations. The results were also bolstered by international sales from the U.S. to Latin America."

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AMCOL INTERNATIONAL CORP.
Q3 EARNINGS 2003
PAGE 3 OF 9

Washow added that two small acquisitions made this quarter in the Building Materials Group have given us the ability to deliver a full "envelope" of building products. The acquisitions provide manufacturing capability for products used in waterproofing, roofing underlayment and the emerging market for air barriers.

Transportation

AMCOL's transportation operations accounted for approximately 10 percent of the Company's consolidated net sales, including inter-segment shipping revenue, for the current year third quarter. The segment reported a 97.1 percent increase in operating profit, and a 20.7 percent increase in net sales in year-over-year comparisons for the third quarter. For the nine-month period ended Sept. 30, 2003, the segment reported a net sales increase of 18.7 percent, and an increase in operating profit of 79.6 percent from the prior-year period.

Washow said, "Our transportation segment has again performed well financially, while providing AMCOL's operations with valuable support."

FINANCIAL OVERVIEW

Long-term debt (including current maturities) totaled $14.1 million at Sept. 30, 2003 compared to $18.2 at Dec. 31, 2002. Debt represented approximately 7.9 percent of total capitalization at Sept. 30, 2003, compared to 10.7 percent at Dec. 31, 2002.

Operating cash flow increased to $16.8 million from $15.3 million for the nine-month periods ended Sept. 30, 2003 and 2002, respectively. Capital expenditures totaled $10.3 million through Sept. 30, 2003 compared with $10.1 million for the same period in 2002. AMCOL completed two acquisitions in the third quarter for a total of $2.9 million. The acquisitions involve products aligned with the Company's building materials group, which is a component of the environmental segment. Both acquisitions were asset purchases.

G,S&A was $44.6 million for the nine-month period ended Sept. 30, 2003, which was an increase of 14.9 percent over the prior year period. G,S&A for the third quarter of 2003 was $15.4 million, which was an increase of 12.5 percent over the prior-year third quarter.

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AMCOL INTERNATIONAL CORP.
Q3 EARNINGS 2003
PAGE 4 OF 9

Shares outstanding at Sept. 30, 2003, were approximately 28.6 million compared to approximately 27.9 million in the prior year. The weighted average common and common equivalent shares declined by 2 percent for the nine-month period and increased 2 percent for the third-quarter period, from the comparable periods of the prior year.

AMCOL's financial condition at Sept. 30, 2003, included working capital of approximately $72.2 million and a current ratio of 2.2-to-1. Working capital was $58.5 million and the current ratio 2.1-to-1 at Dec. 31, 2002.

Through the first nine months of 2003, AMCOL repurchased approximately 267 thousand shares of its common stock at an aggregate cost of $1.6 million, or an average price of $5.99 per share. Approximately $3.7 million remains in the stock repurchase authorization approved by the Board of Directors in May 2002.

AMCOL's third quarter conference call will be available live Oct. 20, 2003, at 11 a.m. EDT through the AMCOL website www.amcol.com and a replay is available through Oct. 31, 2003. A transcript of the call will be posted on the AMCOL website on Oct. 24, 2003.

This release contains certain forward-looking statements regarding AMCOL's expected performance for future periods and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL's various markets, utilization of AMCOL's plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL's annual report and other reports filed with the Securities and Exchange Commission.

AMCOL International Corporation, headquartered in Arlington Heights, Ill., produces and markets a wide range of specialty mineral products used for industrial, environmental and consumer-related applications. AMCOL is the parent of American Colloid Co., CETCO (Colloid Environmental Technologies Co.), Volclay International, Nanocor and the transportation operations, Ameri-co Carriers, Inc. and Nationwide Freight Service, Inc. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO.

================================================================================

Financial tables follow.

                         AMCOL INTERNATIONAL CORPORATION

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

                                 (In Thousands)

                                                                           Nine months ended               Three months ended
                                                                             September 30,                    September 30,
                                                                         2003            2002             2003             2002
                                                                    ------------     ------------     ------------     ------------
Net sales                                                           $    272,186     $    221,072     $     99,466     $     85,196
Cost of sales                                                            205,001          167,837           74,101           63,882
                                                                    ------------     ------------     ------------     ------------

      Gross profit                                                        67,185           53,235           25,365           21,314

General, selling and administrative expenses                              44,646           38,858           15,423           13,715
                                                                    ------------     ------------     ------------     ------------

      Operating profit                                                    22,539           14,377            9,942            7,599
                                                                    ------------     ------------     ------------     ------------

Other income (expense):
      Interest expense, net                                                 (293)            (410)             (91)            (170)
      Other expense, net                                                     271              (92)             107              (15)
                                                                    ------------     ------------     ------------     ------------
                                                                             (22)            (502)              16             (185)
                                                                    ------------     ------------     ------------     ------------
      Income before income taxes and
           equity in income of joint ventures                             22,517           13,875            9,958            7,414

Income taxes                                                               7,656            4,997            3,387            2,672
                                                                    ------------     ------------     ------------     ------------
      Income before equity in income
           of joint ventures                                              14,861            8,878            6,571            4,742

      Income from minority interest and joint ventures                       410              574               61              116
                                                                    ------------     ------------     ------------     ------------

      Net income                                                    $     15,271     $      9,452     $      6,632     $      4,858
                                                                    ============     ============     ============     ============

Weighted average common shares outstanding                            28,176,170       28,230,881       28,421,103       27,866,211
                                                                    ============     ============     ============     ============
Weighted average common and common
      equivalent shares outstanding                                   29,841,379       30,370,517       30,410,215       29,890,911
                                                                    ============     ============     ============     ============

Basic earnings per share                                            $       0.54     $       0.33     $       0.23     $       0.17
                                                                    ============     ============     ============     ============

Diluted earnings per share                                          $       0.51     $       0.31     $       0.22     $       0.16
                                                                    ============     ============     ============     ============

Dividends declared per share                                        $      0.110     $      0.065     $      0.040     $      0.030
                                                                    ============     ============     ============     ============

                         AMCOL INTERNATIONAL CORPORATION

                CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

                     (In Thousands, except number of shares)

                                                  September 30,     December 31,
                                                      2003              2002
                                                  ------------      ------------
ASSETS

Cash                                              $    13,447      $    15,597
Accounts receivable, net                               67,423           48,870
Inventories                                            41,195           38,854
Income tax receivable
                                                        1,197              717
Other current assets                                    9,038            7,095
                                                  -----------      -----------

      Total current assets                            132,300          111,133
                                                  -----------      -----------

Property, plant, equipment and reserves, net           81,541           81,847
                                                  -----------      -----------

Investments in and advances to joint ventures          13,073           12,419
Intangible assets                                       5,979            5,202
Other long-term assets                                 11,242           11,227
                                                  -----------      -----------

                                                  $   244,135      $   221,828
                                                  ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt              $     9,100      $    12,600
Accounts payable                                       21,672           17,918
Accrued liabilities                                    29,288           22,121
                                                  -----------      -----------

      Total current liabilities                        60,060           52,639
                                                  -----------      -----------

Long-term debt

                                                        5,006            5,573
                                                  -----------      -----------

Minority interest in subsidiaries                         116              615
Other long-term obligations                            13,841           11,618
                                                  -----------      -----------

                                                       13,957           12,233
                                                  -----------      -----------

Stockholders' equity                                  165,112          151,383
                                                  -----------      -----------

                                                  $   244,135      $   221,828
                                                  ===========      ===========
Common shares outstanding
      at the end of the period                     28,550,834       27,881,903
                                                  ===========      ===========

                AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

                                 (In thousands)

                                                                  Nine Months Ended
                                                                    September 30,
                                                                  2003        2002
                                                                --------   --------
Cash flows from operating activities:
      Net income                                                $ 15,271   $  9,452
      Adjustments to reconcile net income
        to net cash  provided by operating activities:
           Depreciation, depletion, and amortization              13,572     14,292
           Increase in current assets                            (23,590)   (11,338)
           Increase in noncurrent assets                            (992)    (2,599)
           Increase in current liabilities                        10,913      4,054
           Increase in noncurrent liabilities                      2,222      1,114
           Other                                                    (589)       363
                                                                --------   --------

           Net cash provided by operating activities              16,807     15,338
                                                                --------   --------

Cash flows from investing activities:
      Acquisition of land, mineral reserves, depreciable
           and intangible assets                                 (10,263)   (10,111)
      Acquisitions                                                (2,957)   (16,966)
      Other                                                          797        281
                                                                --------   --------

           Net cash used in investing activities                 (12,423)   (26,796)
                                                                --------   --------

Cash flows from financing activities:
      Net change in outstanding debt                              (4,067)    15,808
      Dividends paid                                              (3,107)    (1,828)
      Proceeds from exercise of stock options                      1,794      1,382
      Purchases of treasury stock                                 (3,011)    (6,781)
                                                                --------   --------

           Net cash provided by (used in) financing activities    (8,391)     8,581
                                                                --------   --------

Effect of foreign currency rate changes on cash                    1,857      1,816
                                                                --------   --------

Net decrease in cash and cash equivalents                         (2,150)    (1,061)

Cash and cash equivalents at beginning of period                  15,597     10,320
                                                                --------   --------

Cash and cash equivalents at end of period                      $ 13,447   $  9,259
                                                                ========   ========

                AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
                                 SEGMENT RESULTS
                                   (Unaudited)
                             (Dollars in thousands)

MINERALS                                               Quarter ended September 30,
                                        --------------------------------------------------------------------------------------
                                                2003                              2002                       2003 vs. 2002
                                        -----------------------           ----------------------         ---------------------
                                                                                                         $ Change     % Change
                                                                                                         ---------------------
Product sales                           $  50,821                         $  42,608
Shipping revenue                            4,390                             3,894
                                        -----------------------           ----------------------
Net sales                                  55,211        100.0%              46,502       100.0%           8,709         18.7%
                                        --------------------------------------------------------
Cost of sales-product                      40,051                            33,861
Cost of sales-shipping                      4,390                             3,894
                                        -----------------------           ----------------------
Cost of sales                              44,441         80.5%              37,755        81.2%
                                        -----------------------           ----------------------
      Gross profit                         10,770         19.5%               8,747        18.8%           2,023         23.1%
General, selling and
  administrative exp.                       4,715          8.5%               4,361         9.4%             354          8.1%
                                        -----------------------           ----------------------         -------
      Operating profit                      6,055         11.0%               4,386         9.4%           1,669         38.1%

ENVIRONMENTAL                                          Quarter ended September 30,
                                        --------------------------------------------------------------------------------------
                                                2003                              2002                       2003 vs. 2002
                                        -----------------------           ----------------------         ---------------------
                                                                                                         $ Change     % Change
                                                                                                         ---------------------
Product sales                           $  35,064                         $  30,637
Shipping revenue                            3,203                             2,579
                                        -----------------------           ----------------------
Net sales                                  38,267        100.0%              33,216       100.0%           5,051         15.2%
                                        --------------------------------------------------------
Cost of sales-product                      21,593                            18,951
Cost of sales-shipping                      3,203                             2,579
                                        -----------------------           ----------------------
Cost of sales                              24,796         64.8%              21,530        64.8%
                                        -----------------------           ----------------------
      Gross profit                         13,471         35.2%              11,686        35.2%           1,785         15.3%
General, selling and
  administrative exp.                       6,300         16.5%               5,736        17.3%             564          9.8%
                                        -----------------------           ----------------------         -------
      Operating profit                      7,171         18.7%               5,950        17.9%           1,221         20.5%

TRAMSPORTATION                                         Quarter ended September 30,
                                        --------------------------------------------------------------------------------------
                                                2003                              2002                       2003 vs. 2002
                                        -----------------------           ----------------------         ---------------------
                                                                                                         $ Change     % Change
                                                                                                         ---------------------
Net sales                               $  10,367        100.0%           $   8,591       100.0%           1,776         20.7%
Cost of sales                               9,243         89.2%               7,710        89.7%
                                        -----------------------           ----------------------
      Gross profit                          1,124         10.8%                 881        10.3%             243         27.6%
General, selling and
  administrative exp.                         647          6.2%                 639         7.4%               8          1.3%
                                        -----------------------           ----------------------         -------
      Operating profit                  $     477          4.6%           $     242         2.9%             235         97.1%

CORPORATE                                              Quarter ended September 30,
                                        --------------------------------------------------------------------------------------
                                                2003                              2002                       2003 vs. 2002
                                        -----------------------           ----------------------         ---------------------
                                                                                                         $ Change     % Change
                                                                                                         ---------------------
Intersegment shipping revenues          $  (4,379)                        $  (3,113)
Intersegment shipping costs                (4,379)                           (3,113)
                                        ---------                         ---------
      Gross profit
                                                -                                 -
General, selling and
  administrative exp.                        2,802                            1,863                          939         50.4%
Nanocomposites                                 959                            1,116                         (157)       -14.1%
                                        -----------                       ----------                     -------
      Operating loss                    $  (3,761)                        $  (2,979)                        (782)       -26.3%

                AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
                                 SEGMENT RESULTS
                       (Unaudited) (Dollars in thousands)

MINERALS                                            Nine months ended September 30,
                                        --------------------------------------------------------------------------------------
                                                2003                              2002                       2003 vs. 2002
                                        -----------------------           ----------------------         ---------------------
                                                                                                         $ Change     % Change
                                                                                                         ---------------------
Product sales                           $ 144,724                         $ 114,409
Shipping revenue                           14,206                            10,921
                                        -----------------------           ----------------------
Net sales                                 158,930        100.0%             125,330       100.0%          33,600         26.8%
                                        --------------------------------------------------------
Cost of sales-product                     114,007                            91,666
Cost of sales-shipping                     14,206                            10,921
                                        -----------------------           ----------------------
Cost of sales                             128,213         80.7%             102,587        81.9%
                                        -----------------------           ----------------------
      Gross profit                         30,717         19.3%              22,743        18.1%           7,974         35.1%
General, selling and
  administrative exp.                      13,863          8.7%              11,836         9.4%           2,027         17.1%
                                        -----------------------           ----------------------         -------
      Operating profit                  $  16,854         10.6%           $  10,907         8.7%           5,947         54.5%

ENVIRONMENTAL                                       Nine months ended September 30,
                                        --------------------------------------------------------------------------------------
                                                2003                              2002                       2003 vs. 2002
                                        -----------------------           ----------------------         ---------------------
                                                                                                         $ Change     % Change
                                                                                                         ---------------------
Product sales                           $  88,287                         $  73,996
Shipping revenue                            7,382                             5,739
                                        -----------------------           ---------------------
Net sales                                  95,669        100.0%              79,735       100.0%          15,934         20.0%
                                        -----------------------           ---------------------
Cost of sales-product                      54,946                            45,987
Cost of sales-shipping                      7,382                             5,739
                                        -----------------------           ---------------------
Cost of sales                              62,328         65.1%              51,726        64.9%
                                        -----------------------           ---------------------
      Gross profit                         33,341         34.9%              28,009        35.1%           5,332         19.0%
General, selling and
  administrative exp.                      18,466         19.3%              16,538        20.7%           1,928         11.7%
                                        -----------------------           ---------------------          -------
      Operating profit                  $  14,875         15.6%           $  11,471        14.4%           3,404         29.7%


TRAMSPORTATION                                      Nine months ended September 30,
                                        --------------------------------------------------------------------------------------
                                                2003                              2002                       2003 vs. 2002
                                        -----------------------           ----------------------         ---------------------
                                                                                                         $ Change     % Change
                                                                                                         ---------------------
Net sales                               $  28,554        100.0%           $  24,053       100.0%           4,501         18.7%
Cost of sales                              25,427         89.0%              21,570        89.7%
                                        -----------------------           ---------------------
      Gross profit                          3,127         11.0%               2,483        10.3%             644         25.9%
General, selling and
  administrative exp.                       1,875          6.6%               1,786         7.4%              89          5.0%
                                        -----------------------           ---------------------          -------
      Operating profit                  $   1,252          4.4%           $     697         2.9%             555         79.6%

CORPORATE                                           Nine months ended September 30,
                                        --------------------------------------------------------------------------------------
                                                2003                              2002                       2003 vs. 2002
                                        -----------------------           ----------------------         ---------------------
                                                                                                         $ Change     % Change
                                                                                                         ---------------------
Intersegment shipping revenues          $ (10,967)                        $  (8,046)
Intersegment shipping costs               (10,967)                           (8,046)
                                        ---------                         ---------
      Gross profit

                                                -                                 -
General, selling and

  administrative exp.                        7,535                            5,342                        2,193         41.1%
Nanocomposites                               2,907                            3,356                         (449)       -13.4%
                                        ---------                         ---------                      -------
      Operating loss                    $ (10,442)                        $  (8,698)                       (1,744)       -20.1%